EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in Amended Form SB-2 Registration Statement (File No. 333-122127) under the Securities Act of 1933, as amended, of American Capital Holdings, Inc. (a Florida corporation) of our independent auditor's report dated November 10, 2004, relating to the consolidated balance sheet of American Capital Holdings, Inc. as of May 31, 2004 and the related consolidated statements of operations and comprehensive loss and cash flows for the years ended May 31, 2004 and May 31, 2003 accompanying the financial statements contained in such Amended Form SB-2 Registration Statement under the Securities Act of
1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".


                                 /s/Wieseneck, Andres & Company, P.A.

                                    ---------------------------------
                                    Wieseneck, Andres & Company, P.A.
                                    North Palm Beach, Florida
                                    April 21, 2005